UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2022
Date of Report (Date of earliest event reported)

Friendable, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008
(Address of principal executive offices) (Zip Code)

(855) 473-7473
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement

On October 6, 2022, Friendable, Inc. (the “Company”) entered into an agreement with the Centillion Group Inc with respect to the distribution online and offline, and monetization of certain data acquired by the Company in the course of its business. The Company will be entitled to receive, as a one time, first money payment, the first $100,000 of sales generated from this data sharing arrangement, with a revenue share of 38% of such data revenues thereafter, increasing to a 40% share in year two of the agreement. The initial term of this agreement is for 3 years from October 6, 2022, automatically renewing for 2 year increments unless either party terminates upon no less than 120 days notice prior to the end of the initial or renewal terms.

The above description of the transaction is qualified in its entirety by reference to the Collaboration Agreement attached hereto as an Exhibit.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Collaboration Agreement by and between Friendable Inc and Centillion Group Inc.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: October 17, 2022	By: /s/ Robert Rositano Jr.
Robert Rositano
CEO

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